UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2009

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)
_______________________

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

This Report on Form 8-K/A is being filed to complete information contained in the Report on Form 8-K filed on November 6, 2009.

Universal City Development Partners, Ltd. ("UCDP") announced that UCDP Finance, Inc. and it, as of 5:00 p.m., prevailing eastern time, on November 5, 2009, have received tenders and consents from holders of $391,313,000  in aggregate principal amount of their 11 3/4% senior notes due 2010 (the “Notes”), representing 78.263% of the outstanding Notes. Additionally, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively, “Holdings”) announced that UCFH I Finance, Inc. and UCFH II Finance, Inc. and they, as of 5:00 p.m., prevailing eastern time, on November 5, 2009, have received tenders and consents from holders of $137,128,000 in aggregate principal amount of their 8 3/8% Senior Notes due 2010 (the “8 3/8% Notes”), representing 91.419% of the outstanding 8 3/8% Notes, and $299,400,000 in aggregate principal amount of their Floating Rate Senior Notes due 2010 (the “Floating Notes”), representing 99.8% of the outstanding Floating Notes.

UCDP also announced today that UCDP Finance, Inc. and it have closed their previously announced offerings of $400 million aggregate principal amount of Senior Notes due 2015 (the “Senior Notes”) and $225 million aggregate principal amount of Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”). The Senior Notes accrue interest at a rate of 8 7/8% per annum and have been issued at a price equal to 98.856% of their face value.  The Senior Subordinated Notes accrue interest at a rate of 10 7/8% per annum and have been issued at a price equal to 98.796% of their face value. UCDP also announced today that it entered into a $975 million senior secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	UCDP Press Release, dated November 6, 2009.
99.2	Offer Completion Press Release, dated November 6, 2009.
99.3	Holdings Press Release, dated November 6, 2009.

Forward-Looking Information

Certain information included in this Current Report on Form 8-K may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give the Registrants current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this Statement are forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to: the risks and uncertainties relating to the global recession and its duration, severity and impact on overall consumer activity; the substantial indebtedness of us and of our subsidiaries; competition within the Orlando theme park market; our dependence on Vivendi Universal Entertainment and its affiliates; the loss of material intellectual property rights used in our business; the risks inherent in deriving substantially all of our revenues from one location; the dependence of our business on air travel; the loss of key distribution channels for pass sales; publicity associated with accidents occurring at theme parks; the seasonality of our business; risks related to unfavorable outcomes of our legal proceedings; and the additional risks set forth in our Report on Form 10-K as filed with the SEC on March 20, 2009, and our Report on Form 10-Q as filed with the SEC on October 20, 2009, including those under the heading “Risk factors.” There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report. The Registrants caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or as of the date of the report or document in which they are contained, and the Registrants undertake no obligation to update such information. The Registrants urge you to carefully review and consider the disclosures made in this Current Report on Form 8-K that attempt to advise interested parties of the risks and factors that may affect their business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
Date: November 6, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.
Date: November 6, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer